Rockwell Medical Announces Fourth Quarter and Full-Year 2025
Financial and Operational Results

•Net sales for the fourth quarter and full-year 2025 were $18.3 million and $69.3 million, respectively.

•Achieved profitability on an Adjusted EBITDA basis for the second consecutive year in 2025.

•Generated 21% in gross margin for the fourth quarter 2025, representing one of the strongest quarters for gross margin in the Company's history and a meaningful improvement over 15% gross margin for the same period in 2024.

•Reported $2.3 million in cash flow from operating activities in the fourth quarter 2025, which increased the Company's cash position at year-end 2025 to $25.0 million.

Wixom, Michigan, March 26, 2026 – Rockwell Medical, Inc. (the "Company") (Nasdaq: RMTI), a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products to dialysis providers worldwide, today announced financial and operational results for the three and twelve months ended December 31, 2025.

"2025 was a year of transition for Rockwell Medical. We successfully navigated changes in our customer base, purchase volumes, and distribution footprint, all while maintaining profitability on an Adjusted EBITDA basis for the second consecutive year," said Mark Strobeck, Ph.D., President and CEO of Rockwell Medical. "We made significant changes internally to further align our infrastructure with demand. As a result, our gross margin for the full-year 2025 was in line with gross margin for 2024, and we delivered one of the highest quarterly gross margins in the Company's history in the fourth quarter 2025. Additionally, in the fourth quarter 2025, we generated positive cash flow from operating activities resulting in a higher cash position at year-end. We remain focused on making Rockwell Medical consistently profitable and positioning the Company for long-term stability and success. In 2026, we believe we are well-positioned to build upon this momentum with a clear focus on driving revenue growth, expanding profitability, and further diversifying our portfolio."

FOURTH QUARTER AND FULL-YEAR 2025 FINANCIAL HIGHLIGHTS

Net Sales

Net sales for the three months ended December 31, 2025 were $18.3 million, compared to net sales of $24.7 million for the same period in 2024. Net sales for the twelve months ended December 31, 2025 were $69.3 million, compared to net sales of $101.5 million for the same period in 2024. The decrease in net sales was driven by a reduction in purchase volume by one of the Company's customers.

Gross Profit

Gross profit for the three months ended December 31, 2025 was $3.9 million, which represents an increase over gross profit of $3.6 million for the same period in 2024. Gross profit for the twelve months ended December 31, 2025 was $11.7 million, compared to gross profit of $17.5 million for the same period in 2024. The decrease in gross profit was driven by a reduction in purchase volume by one of the Company's customers.

Gross Margin

Gross margin for the three months ended December 31, 2025 was 21%, which represents one of the strongest quarters for gross margin in the Company's history and a meaningful increase over 15% gross margin for the same period in 2024. Gross margin for the twelve months ended December 31, 2025 was 17%, which was in line with the Company's 2025 annual guidance and in line with gross margin for the same period in 2024. In 2025, the Company adjusted its infrastructure and operations to better match demand, with results starting to be reflected in the fourth quarter.

Net Income (Loss)

Net loss for the three months ended December 31, 2025 was $0.6 million, which represents an improvement over a net loss of $0.8 million for the same period in 2024. Net loss for the twelve months ended December 31, 2025 was $5.3 million, compared to a net loss of $0.5 million for the same period in 2024. Net loss for 2025 includes $4.0 million of non-cash depreciation, amortization and stock-based compensation expense, as well as $1.2 million of severance and other costs associated with facility transitions.

Adjusted EBITDA

Rockwell Medical was profitable on an Adjusted EBITDA basis for fourth quarter and full-year 2025. Adjusted EBITDA for the three months ended December 31, 2025 was $1.0 million, compared to Adjusted EBITDA of $1.3 million for the same period in 2024. Adjusted EBITDA for the twelve months ended December 31, 2025 was $0.3 million, in line with the Company's 2025 annual guidance. Adjusted EBITDA for the twelve months ended December 31, 2024 was $5.0 million.

	Three Months Ended
(In Millions, Except Per Share Amounts)	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Net Sales	$24.7	$18.9	$16.1	$15.9	$18.3

Gross Profit	$3.6	$3.0	$2.5	$2.3	$3.9

Gross Margin	15%	16%	16%	14%	21%

Net Income (Loss)	$(0.8)	$(1.5)	$(1.5)	$(1.8)	$(0.6)

Adjusted EBITDA*	$1.3	$(0.4)	$(0.2)	$0.1	$1.0

Basic and Diluted Net Loss per Share **	$(0.02)	$(0.04)	$(0.05)	$(0.05)	$(0.01)

Adjusted EPS *	$0.04	$(0.01)	$(0.01)	$(0.05)	$0.02

(In Millions, Except Per Share Amounts)	2023	2024	2025
Net Sales	$83.6	$101.5	$69.3

Gross Profit	$8.7	$17.5	$11.7

Gross Margin	10%	17%	17%

Net Income (Loss)	$(8.4)	$(0.5)	$(5.3)

Adjusted EBITDA*	$(3.9)	$5.0	$0.3

Basic and Diluted Net Loss per Share **	$(0.37)	$(0.03)	$(0.15)

Adjusted EPS *	$(0.17)	$0.16	$0.01
* See reconciliation to GAAP financial measures in the tables below.
** See Note 3 for more details related to Basic and Diluted Weighted Average Shares Outstanding in our 2025 Form 10-K.

Cash and Cash Equivalents and Investments Available-for-Sale

Cash and cash equivalents and investments available-for-sale increased to $25.0 million at December 31, 2025 compared to cash and cash equivalents and investments available-for-sale of $21.6 million at December 31, 2024.

(In Millions)	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Cash and Cash Equivalents and Investments Available-for-Sale	$21.6	$17.3	$18.4	$23.7	$25.0

FOURTH QUARTER AND FULL-YEAR 2025 OPERATING HIGHLIGHTS

•In December 2025, we extended our Amended and Restated Products Purchase Agreement (the "Amended Agreement") dated September 18, 2023 with one of the largest dialysis providers in the United States through December 31, 2026. As part of the Amended Agreement, product pricing will be increased for the extended term.

•In November 2025, Joe Dawson was appointed to the Company's board of directors.

•In November 2025, Rashad Brown was named Vice President, Manufacturing and Supply Chain.

•In the fourth quarter of 2025, we added 30 new customers in the western portion of the United States. With our expanded distribution capabilities, we are now a viable alternative supplier in the western U.S. and are able to more efficiently deliver hemodialysis concentrates products to our existing customers with facilities in that region. The western U.S. now accounts for more than 10% of our customer clinic footprint.

•In September 2025, Heather Hunter was promoted to Chief Operating Officer.

•In July 2025, Rockwell Medical signed a multi-year product purchase agreement with Innovative Renal Care, one of the largest dialysis service providers in the United States.

•In February 2025, Rockwell Medical added a single-use bicarbonate cartridge to its hemodialysis concentrates product portfolio that is 510(k) approved by the U.S. Food and Drug Administration and comes in two sizes, 720 grams and 900 grams.

GUIDANCE

For the third year in a row, Rockwell Medical's annual performance was directly in line with its annual guidance. In 2025, Rockwell Medical's achieved net sales, gross margin and Adjusted EBITDA as follows:

	2025 Annual Guidance	2025 Actual
Net Sales	$65.0M to $70.0M	$69.3M
Gross Margin	16% to 18%	17%
Adjusted EBITDA	($0.5)M to $0.5M	$0.4M

In 2026, we are working to drive sustainable, profitable growth by adding new customers and renewing contracts with existing customers, improving price and product mix, further enhancing operational efficiencies, and selectively expanding our portfolio through disciplined partnership and business development.

The Company projects its 2026 annual guidance as follows:

2026 Annual Guidance
Adjusted EBITDA	$1 million to $2 million
Operating Cash Flow	Positive

Rockwell Medical is currently in negotiations with several large customers, which have the potential to positively impact the Company's net sales and gross margin in 2026. Subsequent to the resolution of those discussions, the Company plans to provide updated annual guidance that also includes net sales and gross margin.

CONFERENCE CALL AND WEBCAST DETAILS

Date: Thursday, March 26, 2026
Time: 8:00am ET
Live Webcast and Replay: www.RockwellMed.com/Results
Speakers:
•Mark Strobeck, Ph.D. — President and Chief Executive Officer
•Jesse Neri — SVP, Chief Financial Officer

Format: Discussion of fourth quarter and full-year 2025 financial and operational results followed by Q&A.

NON-GAAP FINANCIAL MEASURES

To supplement Rockwell Medical’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, a non-GAAP financial measure that is defined as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, and other items that are considered unusual or not representative of underlying trends of our business, including but not limited to one-time severance costs, deferred revenue and inventory reserve amounts, if applicable for the periods presented. The Company has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Adjusted EBITDA is a key measure used by Rockwell Medical to understand and evaluate operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operating plans. The Company provides Adjusted EBITDA because it believes the metric is helpful in highlighting trends in its operating results because it excludes items that are not indicative of Rockwell Medical’s core operating performance. In particular, the Company believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of Rockwell Medical’s business. We believe that Adjusted EBITDA is our best proxy for cash burn.

Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than net loss, which is the most directly comparable financial measure calculated in accordance with GAAP. When evaluating the Company’s performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and other GAAP results.

About Rockwell Medical

Rockwell Medical, Inc. (Nasdaq: RMTI) is a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide. Rockwell Medical's mission is to provide dialysis clinics and the patients they serve with the highest quality products supported by the best customer service in the industry. Rockwell is focused on innovative, long-term growth strategies that enhance its products, its processes, and its people, enabling the Company to deliver exceptional value to the healthcare system and provide a positive impact on the lives of hemodialysis patients. Hemodialysis is the most common form of end-stage kidney disease treatment and is typically performed in freestanding outpatient dialysis centers, hospital-based outpatient centers, skilled nursing facilities, or a patient’s home. Rockwell Medical's products are vital to vulnerable patients with end-stage kidney disease, and the Company is relentless in providing unmatched reliability and customer service. Certified as a Great Place to Work® four years in a row (2023-2026) and named Fortune Best Workplaces in Manufacturing & Production™ in 2024 and 2025, Rockwell Medical is Driven to Deliver Life-Sustaining Dialysis Solutions™. For more information, visit www.rockwellmed.com.

Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as, "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "could," "can," "would," "develop," "plan," "potential," "predict," "forecast," "project," "intend," "look forward to," "remain confident," “remain steadfast,” “guidance,” “working to,” “goal” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. Such statements include statements relating to: building on our recent momentum with a focus on driving revenue growth, expanding profitability, and further diversifying our portfolio; plans to enhance revenue; expectations for enhancing profitability; intentions regarding advancing portfolio diversification; expected improvement to financial performance from completed infrastructure and operations adjustments; how we plan to drive sustainable and profitable growth; 2026 financial guidance, including Adjusted EBITDA and operating cash flow; and the impact of the outcome of discussions with potential customers. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell Medical's SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include but are not limited to those risks more fully discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2025, as such description may be amended or updated in any subsequent reports filed with the SEC. Rockwell Medical expressly disclaims any obligation to update our forward-looking statements, except as may be required by law.

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CONTACT:
(248) 432-1362
IR@rockwellmed.com

Financial Tables Follow

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ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

	December 31,	December 31,
	2025	2024

Cash, Cash Equivalents & Investments available-for-sale	$24,997	$21,602
Total Assets	$57,144	$59,208
Total Liabilities	$20,164	$26,620
Total Stockholders’ Equity	$36,981	$32,588

Common Stock Outstanding	39,405,302	34,056,920
Common stock and common stock equivalents*	49,945,902	41,903,896

*Common stock and common stock equivalents:
Common stock	39,405,302	34,056,920
Preferred stock converted	1,405,001	1,391,045
Options to purchase common stock	3,276,564	1,886,247
Restricted stock awards	891	891
Restricted stock units	1,156,660	584,309
Restricted stock units - Market Condition	717,000	—
Common stock warrants	3,984,484	3,984,484
Total common stock and common stock equivalents	49,945,902	41,903,896

ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2025	Twelve Months Ended December 31, 2024

Net Sales	$18,345	$24,665	$69,258	$101,489
Cost of Sales	14,468	21,034	57,563	84,005
Gross Profit	3,877	3,631	11,695	17,484
Research and Product Development	—	1	—	19
Selling and Marketing	540	843	2,354	2,749
General and Administrative	3,736	3,305	14,032	14,108
Operating Income (Loss)	(399)	(518)	(4,691)	608

Other (Expense) Income
Realized Gain on Investments	86	23	267	74
Interest Expense	(286)	(289)	(1,124)	(1,254)
Interest Income	45	29	234	92
Total Other Expense	(155)	(237)	(623)	(1,088)

Net Income (Loss)	$(554)	$(755)	$(5,314)	$(480)

Basic Net Income (Loss) per Share	$(0.01)	$(0.02)	$(0.15)	$(0.03)
Diluted Net Income (Loss) per Share	$(0.01)	$(0.02)	$(0.15)	$(0.03)
Basic Weighted Average Shares Outstanding	39,405,302	31,551,805	35,974,231	31,058,539
Diluted Weighted Average Shares Outstanding	39,405,302	32,420,168	35,974,231	31,058,539

Reconciliation to GAAP Financial Measures
(In Thousands, Except Shares and Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2025	2024	2025	2024
Net Income (Loss)	$(554)	$(755)	$(5,314)	$(480)
Income taxes	—	—	—	—
Other Expense, net	155	237	622	1,088
Depreciation and amortization	543	541	2,184	2,174
EBITDA	144	23	(2,508)	2,782

Severance costs	112	15	541	24
Stock-based compensation	456	383	1,816	1,292
Facility transition	255	886	635	886
Deferred license revenue	—	(11)	(325)	(46)
Triferic inventory write-off	—	—	178	46
Adjusted EBITDA	$967	$1,295	$337	$4,985
Adjusted EPS	$0.02	$0.04	$0.01	$0.16
Basic Weighted Average Shares Outstanding	39,405,302	31,551,805	35,974,231	31,058,539